23-c




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 31, 1995 included in Green Mountain Power Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement.



                                      /s/ARTHUR ANDERSEN, LLP


Boston, Massachusetts
June 23, 1995